Exhibit 107

Calculation of Filing Fee Tables

Form S-1
(Form Type)

(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Class A Common Stock, $0.0001 par value per share	457(c)	58,399,724(2)	$7.95(3)	$464,277,805.80	0.0000927	$43,038.55
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$464,277,805.80		$43,038.55
	Total Fees Previously Paid
	Total Fees Offsets
	Net Fee Due					$464,277,805.80		$43,038.55

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Consists of (i) 5,500,000 shares of Class A Common Stock originally issued to BOC YAC Funding LLC (“BOC YAC”) in respect of the Sky Common Units that were converted at the closing of the Business Combination, (ii) 4,500,000 shares of Class A Common Stock issued to BOC YAC in a private placement that closed simultaneously with the closing of the Business Combination, (iii) 3,399,724 shares of Class A Common Stock issued upon conversion of shares held by BOC Yellowstone LLC (the “Sponsor”) and its certain affiliates in connection with the Business Combination, (iv) up to an aggregate of 42,192,250 shares of Class A Common Stock that are issuable upon redemption of 42,192,250 Sky Common Units and (v) 2,807,750 shares of Class A Common Stock issuable upon redemption of 2,807,750 shares of Sky Common Units, which are issuable upon conversion of outstanding Sky Equity Incentive Units at the election of the holders (as such defined terms are defined in the Registration Statement on Form S-1 that this fee table relates to (the “Registration Statement”)).

(3)

Estimated in accordance with Rules 457(c) and (h) under the Securities Act, solely for the purpose of computing the amount of the registration fee and is equal to $7.95, the average of the high and low prices of the Registrant’s Class A Common Stock as reported on the NYSE American LLC on May 13, 2022.